Series 12
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, portfolio shareholders approved the following proposal:

o Elect trustees for the portfolio.* The individuals listed in the table below were elected as trustees for the portfolio. All trustees served as trustees to the portfolio prior to the shareholder meeting.
  -------------------------------- --------------- -------------- --------------
              Trustee                   For          Withheld       Approved By
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  John J. Brennan                  7,963,781,245   256,332,887    96.9%
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  Charles D. Ellis                 7,946,489,124   273,625,008    96.7
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  Rajiv L. Gupta                   7,946,786,965   273,327,166    96.7
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  JoAnn Heffernan Heisen           7,949,272,990   270,841,142    96.7
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  Burton G. Malkiel                7,936,550,788   283,563,344    96.6
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  Alfred M. Rankin, Jr.            7,957,514,304   262,599,827    96.8
  -------------------------------- --------------- -------------- --------------
  -------------------------------- --------------- -------------- --------------
  J. Lawrence Wilson               7,943,399,420   276,714,712    96.6
  -------------------------------- --------------- -------------- --------------
*Results are for all portfolios within Vanguard Variable Insurance Fund.

Note: Vote tabulations are rounded to the nearest whole number.